April 2020
Pricing Supplement No. U4777
Registration Statement No. 333-218604-02
Dated April 17, 2020
Filed pursuant to Rule 424(b)(2)

Auto-Callable Contingent Income Securities due March 7, 2023
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings

Principal at Risk Securities

Unlike ordinary debt securities, the Auto-Callable Contingent Income Securities due March 7, 2023 based on the Performance of the Worst Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Amazon.com, Inc. (each, an “Underlying”), which we refer to as the securities, do not provide for the regular payment of interest or guarantee the return of any principal at maturity. Instead, the securities offer the opportunity for investors to earn a Contingent Coupon (plus any previously unpaid Contingent Coupons from prior Observation Dates) but only if the closing level of each Underlying on the applicable Observation Date is greater than or equal to approximately 60% of its respective Initial Level, which we refer to as its Coupon Barrier Level. If the closing level of any Underlying is less than its respective Coupon Barrier Level on any Observation Date, you will not receive any Contingent Coupon for that period. However, if the closing level of each Underlying is at or above its respective Coupon Barrier Level on any subsequent Observation Date, investors will receive, in addition to the Contingent Coupon for the related period, any previously unpaid Contingent Coupons from prior Observation Dates. As a result, investors must be willing to accept the risk of not receiving any Contingent Coupons during the entire term of the securities. In addition, if the closing level of each Underlying is greater than or equal to its Initial Level on any Observation Date scheduled to occur on or after June 2, 2020 (other than the Valuation Date), the securities will be automatically redeemed for an amount per security equal to the Principal Amount plus the Contingent Coupon payable on the immediately following Contingent Coupon Payment Date plus any previously unpaid Contingent Coupons from prior Observation Dates. At maturity, if the securities have not previously been automatically redeemed and the Final Level of the Worst Performing Underlying is greater than or equal to approximately 60% of its Initial Level, which we refer to as its Downside Threshold Level, investors will receive the Principal Amount, and, because the Final Level of each Underlying is greater than or equal to its respective Coupon Barrier Level, the Contingent Coupon payable with respect to the Valuation Date plus any previously unpaid Contingent Coupons from prior Observation Dates. However, if the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, investors will be fully exposed to the decline in the level of the Worst Performing Underlying over the term of the securities, and the Redemption Amount will be less than 60% of the Principal Amount of the securities and could be zero. Accordingly, investors may lose up to their entire initial investment in the securities. Because payments on the securities are based on the performance of each Underlying, a decline beyond the respective Coupon Barrier Level and/or respective Downside Threshold Level, as applicable, of any Underlying will result in few or no Contingent Coupons and/or a significant loss of your investment, as applicable, even if any other Underlying has appreciated or has not declined as much. Investors will not participate in any appreciation of any Underlying. These securities are for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing a significant portion or all of their principal, the risk of receiving no Contingent Coupons over the entire term of the securities and the risk of an Automatic Redemption of the securities.

All payments on the securities, including the repayment of principal, are subject to the credit risk of Credit Suisse.

KEY TERMS
Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its London branch
Underlyings:	The Underlyings are set forth in the table below (the issuer of each Underlying, a “Reference Share Issuer” and collectively, the “Reference Share Issuers”). For more information on the Underlyings, see “Apple Inc. Summary”, “Alphabet Inc. Summary” and “Amazon.com, Inc. Summary” herein. Each Underlying is identified in the table below, together with its Bloomberg ticker symbol, Initial Level, Downside Threshold Level, Coupon Barrier Level and Early Redemption Level:
	Underlying	Ticker	Initial Level	Downside Threshold Level	Coupon Barrier Level	Early Redemption Level
	Common stock of Apple Inc. (the “Apple Stock”)	AAPL UW <Equity>	$298.81	$179.29 (approximately 60% of Initial Level)	$179.29 (approximately 60% of Initial Level)	$298.81 (100% of Initial Level)
	Class A common stock of Alphabet Inc. (the “Alphabet Stock”)	GOOGL UW <Equity>	$1,386.32	$831.79 (approximately 60% of Initial Level)	$831.79 (approximately 60% of Initial Level)	$1,386.32 (100% of Initial Level)
	Common stock of Amazon.com, Inc. (the “Amazon Stock”)	AMZN UW <Equity>	$1,953.95	$1,172.37 (60% of Initial Level)	$1,172.37 (60% of Initial Level)	$1,953.95 (100% of Initial Level)
Aggregate Principal Amount:	$4,238,000
Principal Amount:	$10 per security. The securities are offered at a minimum investment of 100 securities at $10 per security (representing a $1,000 investment), and integral multiples of $10 in excess thereof.
Price to Public:	$9.293 per security (see “Commissions and Price to Public” below)
Trade Date:	April 17, 2020
Strike Date:	March 2, 2020
Settlement Date:	April 24, 2020 (3 business days after the Trade Date). Delivery of the securities in book-entry form only will be made through The Depository Trust Company.
Distributor:	Morgan Stanley Smith Barney LLC (“MSSB”). See “Supplemental Plan of Distribution.”
Calculation Agent:	Credit Suisse International
Listing:	The securities will not be listed on any securities exchange.
Key Terms continued on the following page

Investing in the securities involves a number of risks. See “Selected Risk Considerations” beginning on page 12 of this pricing supplement and “Risk Factors” beginning on page PS-3 of any accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or any accompanying product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

Commissions and Price to Public	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Per security	$9.293	$0.00(1)	$9.293
Total	$3,938,373.40	$0.00	$3,938,373.40

(1) We will not pay to MSSB any discounts and commissions in connection with the distribution of the securities. For more detailed information, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

Credit Suisse currently estimates the value of each $10 principal amount of the securities on the Trade Date is $9.293 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

Auto-Callable Contingent Income Securities due March 7, 2023
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings

Principal at Risk Securities

Key Terms continued from previous page:
Valuation Date:	March 2, 2023, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Maturity Date:	March 7, 2023, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” If the Maturity Date is not a business day, the Redemption Amount will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day.
Redemption Amount:	If the securities have not previously been automatically redeemed, on the Maturity Date investors will receive a Redemption Amount determined as follows:

•   If the Final Level of the Worst Performing Underlying is greater than or equal to its Downside Threshold Level:

the Principal Amount and, because the Final Level of each Underlying is greater than or equal to its respective Coupon Barrier Level, the Contingent Coupon with respect to the Valuation Date plus any previously unpaid Contingent Coupons from prior Observation Dates.

•   If the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level:

(i) the Principal Amount multiplied by (ii) the Underlying Return of the Worst Performing Underlying.

In this case, the Redemption Amount will be less than $6 per $10 principal amount of securities. You could lose your entire investment.

Contingent Coupons:

•     Subject to Automatic Redemption, if, on any Observation Date the closing level of each Underlying is greater than or equal to its respective Coupon Barrier Level, we will pay a Contingent Coupon at an annual rate of 9.75% (corresponding to $0.24375 per security per quarter) on the immediately following Contingent Coupon Payment Date. If a Contingent Coupon is not paid on any coupon payment date (because the closing level of an Underlying is less than its respective Coupon Barrier Level) such unpaid Contingent Coupon will be paid on a later Contingent Coupon Payment Date but only if the closing level of each Underlying on such later Observation Date is greater than or equal to its respective Coupon Barrier Level; provided, however, in the case of any such payment of a previously unpaid Contingent Coupon, that no additional interest shall accrue or be payable in respect of such unpaid Contingent Coupon from and after the end of the original interest period for such unpaid Contingent Coupon. You will not receive such unpaid Contingent Coupons if the level of any Underlying is less than its respective Coupon Barrier Level on each subsequent Observation Date. If the closing level of any Underlying is less than its Coupon Barrier Level on each Observation Date, you will not receive any Contingent Coupons for the entire term of the securities.

•     If on any Observation Date the closing level of any Underlying is less than its respective Coupon Barrier Level, no Contingent Coupon will be paid with respect to that Observation Date. It is possible that the at least one of the Underlyings will be below its respective Coupon Barrier Level for extended periods of time or even throughout the entire three year term of the securities so that you will receive few or no Contingent Coupons.

Automatic Redemption:	If an Early Redemption Event occurs, the securities will be automatically redeemed and you will receive a cash payment equal to the Principal Amount (the “Automatic Redemption Amount”) and the Contingent Coupon payable on the immediately following Contingent Coupon Payment Date (the “Automatic Redemption Date”) plus any previously unpaid Contingent Coupons from prior Observation Dates. No further payments will be made in respect of the securities following an Automatic Redemption. Payment will be made with respect to such Automatic Redemption on the Contingent Coupon Payment Date immediately following the relevant Observation Date. Any payment on the securities is subject to our ability to pay our obligations as they become due.
Early Redemption Event:	An Early Redemption Event will occur on any Observation Date scheduled to occur on or after June 2, 2020 (other than the Valuation Date) if the closing level of each Underlying on such Observation Date is equal to or greater than its respective Early Redemption Level.
Early Redemption Level:	For each Underlying, 100% of the Initial Level of such Underlying, as set forth in the table above.
Coupon Barrier Level:	For each Underlying, approximately 60% of the Initial Level of such Underlying, as set forth in the table above.
Downside Threshold Level:	For each Underlying, approximately 60% of the Initial Level of such Underlying, as set forth in the table above.
Initial Level:	For each Underlying, the closing level of such Underlying on the Strike Date, as set forth in the table above.
Final Level:	For each Underlying, the closing level of such Underlying on the Valuation Date.
Share Adjustment Factor:	The Share Adjustment Factor for each Underlying was set to 1.0 as of the Strike Date.
Observation Dates:	June 2, 2020, September 2, 2020, December 2, 2020, March 2, 2021, June 2, 2021, September 2, 2021, December 2, 2021, March 2, 2022, June 2, 2022, September 2, 2022, December 2, 2022 and the Valuation Date, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” We also refer to the Observation Date immediately prior to the Maturity Date as the Valuation Date.
Contingent Coupon Payment Dates:	June 5, 2020, September 8, 2020, December 7, 2020, March 5, 2021, June 7, 2021, September 8, 2021, December 7, 2021, March 7, 2022, June 7, 2022, September 8, 2022, December 7, 2022 and the Maturity Date, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” If any Contingent Coupon Payment Date is not a business day, the Contingent Coupon, if any, will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day. The amount of any Contingent Coupon will not be adjusted in respect of any postponement of a Contingent Coupon Payment Date and no interest or other payment will be payable on the securities because of any such postponement of a Contingent Coupon Payment Date. No Contingent Coupons will be payable following an Automatic Redemption. Contingent coupons, if any, will be payable on the applicable Contingent Coupon Payment Date to the holder of record at the close of business on the business day immediately preceding the applicable Contingent Coupon Payment Date, provided that the Contingent Coupon payable, if any, on the Automatic Redemption Date or Maturity Date, as applicable, will be payable to the person to whom the Automatic Redemption Amount or Redemption Amount, as applicable, is payable.
Underlying Return:	With respect to each Underlying, the Final Level of such Underlying divided by its Initial Level
Worst Performing Underlying:	The Underlying with the lowest Underlying Return
CUSIP / ISIN:	22550V497 / US22550V4977

Auto-Callable Contingent Income Securities due March 7, 2023
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings

Principal at Risk Securities

Additional Terms Specific to the Securities

You should read this pricing supplement together with the product supplement dated June 30, 2017, the prospectus supplement dated June 30, 2017 and the prospectus dated June 30, 2017, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. I−A dated June 30, 2017:

http://www.sec.gov/Archives/edgar/data/1053092/000095010317006315/dp77780_424b2-ia.htm

•	Prospectus Supplement and Prospectus dated June 30, 2017:

http://www.sec.gov/Archives/edgar/data/1053092/000104746917004364/a2232566z424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in any accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Directive 2003/71/EC; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

April 2020	Page 3

Auto-Callable Contingent Income Securities due March 7, 2023
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings

Principal at Risk Securities

Supplemental Terms of the Securities

For purposes of the securities offered by this pricing supplement, all references to the following defined term used in any accompanying product supplement will be deemed to refer to the corresponding defined term used in this pricing supplement, as set forth in the table below:

Product Supplement Defined Term	Pricing Supplement Defined Term
Knock-In Level	Downside Threshold Level
Lowest Performing Underlying	Worst Performing Underlying

April 2020	Page 4

Auto-Callable Contingent Income Securities due March 7, 2023
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings

Principal at Risk Securities

Investment Summary

Auto-Callable Contingent Income Securities

Principal at Risk Securities

The Auto-Callable Contingent Income Securities due March 7, 2023 based on the performance of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Amazon.com, Inc., which we refer to as the securities, provide an opportunity for investors to earn a Contingent Coupon at an annual rate of 9.75% (corresponding to $0.24375 per security per quarter) but only if the closing level of each Underlying on the applicable Observation Date is greater than or equal to approximately 60% of its respective Initial Level, which we refer to as its Coupon Barrier Level. If the closing level of any Underlying is less than its respective Coupon Barrier Level on any Observation Date, you will not receive any Contingent Coupon for that period. However, if the closing level of each Underlying is at or above its respective Coupon Barrier Level on any subsequent Observation Date, you will receive, in addition to the Contingent Coupon for the related period, any previously unpaid Contingent Coupons from prior Observation Dates. It is possible that the closing levels of one or more Underlyings could be below their respective Coupon Barrier Levels on most or all of the Observation Dates throughout the entire term of the securities so that you may receive few or no Contingent Coupons during the entire term of the securities. In addition, if the closing level of each Underlying is greater than or equal to its Initial Level on any Observation Date scheduled to occur on or after June 2, 2020 (other than the Valuation Date), the securities will be automatically redeemed for an amount per security equal to the Principal Amount plus the Contingent Coupon payable on the immediately following Contingent Coupon Payment Date plus any previously unpaid Contingent Coupons from prior Observation Dates.

If the securities have not been previously automatically redeemed and the Final Level of the Worst Performing Underlying is greater than or equal to approximately 60% of its Initial Level, which we refer to as its Downside Threshold Level, the Redemption Amount will be the Principal Amount and, because the Final Level of each Underlying is also greater than or equal to its respective Coupon Barrier Level, the Contingent Coupon with respect to the Valuation Date plus any previously unpaid Contingent Coupons from prior Observation Dates. However, if the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, investors will be fully exposed to the decline in the Worst Performing Underlying over the term of the securities and will receive a Redemption Amount that is significantly less than the Principal Amount, in proportion to the decline in the Worst Performing Underlying from its Initial Level to its Final Level. In this scenario, the value of any such payment will be less than 60% of the Principal Amount of the securities and could be zero.

On April 17, 2020, the closing level of each Underlying was as follows:

•	Apple Stock: $282.80

•	Alphabet Stock: $1,279.00

•	Amazon Stock: $2,375.00

Although the Downside Threshold Levels and Coupon Barrier Levels are 60% of the respective Initial Level of each Underlying, the Downside Threshold Level and Coupon Barrier Level of the Apple Stock and Alphabet Stock represent a greater percentage of the current level of such Underlying. This means that a smaller percentage decline in the level of the Apple Stock or Alphabet Stock from such Underlying’s current value than the percentage decline would be from such Underlying’s Initial Level will result in no Contingent Coupon being paid on a Contingent Coupon Payment Date and/or the Final Level of one or both of the Apple Stock or Alphabet Stock being less than its Downside Threshold Level.

As of April 17, 2020, the closing level of the Apple Stock was approximately 94.64% of its Initial Level and the closing level of the Alphabet stock was approximately 92.26% of its Initial Level. As a result, as of the close of trading on April 17, 2020, the Apple Stock will only have to decline by more than $103.51 (approximately 36.60% of the closing level on April 17, 2020) to fall below its Coupon Barrier Level and Downside Threshold Level and the Alphabet Stock will only have to decline by more than $447.21 (approximately 34.97% of the closing level on April 17, 2020) to fall below its Coupon Barrier Level and Downside Threshold Level. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any Contingent Coupons. In addition, investors will not participate in any appreciation of any Underlying.

Maturity:	Approximately three years, unless automatically redeemed earlier
Redemption Amount:

If the securities have not previously been automatically redeemed, investors will receive on the Maturity Date a Redemption Amount determined as follows:

If the Final Level of the Worst Performing Underlying is greater than or equal to its Downside Threshold Level, investors will receive the Principal Amount, and, because the Final Level of each Underlying is also greater than or equal to its respective Coupon Barrier Level, the Contingent Coupon with respect to the Valuation Date plus any previously unpaid Contingent Coupons from prior Observation Dates.

April 2020	Page 5

Auto-Callable Contingent Income Securities due March 7, 2023
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings

Principal at Risk Securities

If the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, investors will receive a Redemption Amount that is less than 60% of the Principal Amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Contingent Coupons:

A Contingent Coupon at an annual rate of 9.75% (corresponding to $0.24375 per security per quarter) will be paid on the securities on each Contingent Coupon Payment Date but only if the closing level of each Underlying is at or above its respective Coupon Barrier Level on the immediately preceding Observation Date.

If a Contingent Coupon is not paid on any Coupon Payment Date (because the closing level of an Underlying is less than its respective Coupon Barrier Level), such unpaid Contingent Coupon will be paid on a later Coupon Payment Date but only if the Closing Level of each Underlying on such later Observation Date is greater than or equal to its respective Coupon Barrier Level; provided, however, in the case of any such payment of a previously unpaid Contingent Coupon, that no additional interest shall accrue or be payable in respect of such unpaid Contingent Coupon from and after the end of the original interest period for such unpaid Contingent Coupon.  You will not receive such unpaid Contingent Coupon if the Closing Level of any Underlying on each subsequent Observation Date is less than its respective Coupon Barrier Level.  If the Closing Level of any Underlying on each Observation Date is less than its respective Coupon Barrier Level, you will not receive any Contingent Coupon for the entire term of the securities.

Automatic Redemption:

If an Early Redemption Event occurs, the securities will be automatically redeemed and you will receive a cash payment equal to the Principal Amount and the Contingent Coupon payable on the immediately following Contingent Coupon Payment Date plus any previously unpaid Contingent Coupons from prior Observation Dates. No further payments will be made in respect of the securities following an Automatic Redemption. Payment will be made in respect of such Automatic Redemption on the Contingent Coupon Payment Date immediately following the relevant Observation Date.

An Early Redemption Event will occur on any Observation Date scheduled to occur on or after June 2, 2020 (other than the Valuation Date) if the closing level of each Underlying on such Observation Date is equal to or greater than its respective Early Redemption Level.

April 2020	Page 6

Auto-Callable Contingent Income Securities due March 7, 2023
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings

Principal at Risk Securities

Key Investment Rationale

The securities do not guarantee any repayment of principal at maturity and offer investors an opportunity to earn a Contingent Coupon of 9.75% per annum (corresponding to $0.24375 per period per security) (plus any previously unpaid Contingent Coupons from prior Observation Dates) but only if the closing level of each Underlying on the applicable Observation Date is greater than or equal to approximately 60% of its Initial Level, which we refer to as its Coupon Barrier Level. The securities have been designed for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of (i) losing a significant portion or all of their principal, (ii) receiving no Contingent Coupon on a Contingent Coupon Payment Date if the closing level of any Underlying is below its respective Coupon Barrier Level on the immediately preceding Observation Date and (iii) an Automatic Redemption of the securities. The following scenarios are for illustrative purposes only to demonstrate how the Contingent Coupon and the Redemption Amount (if the securities have not previously been automatically redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be automatically redeemed, the Contingent Coupon may be payable in none of, or some but not all of, the periods during the term of the securities and the Redemption Amount may be less than 60% of the Principal Amount of the securities and may be zero.

Scenario 1: The securities are automatically redeemed prior to maturity.

This scenario assumes that, prior to automatic redemption, each Underlying closes at or above its respective Coupon Barrier Level on some but not all Observation Dates. Investors receive the Contingent Coupon (plus any previously unpaid Contingent Coupons from prior Observation Dates) for the Observation Dates on which the closing level of each Underlying is at or above its respective Coupon Barrier Level, but not for the Observation Dates on which the closing level of any Underlying is below its respective Coupon Barrier Level.

When each Underlying closes at or above its Early Redemption Level on an Observation Date, the securities will be automatically redeemed for the Principal Amount plus the Contingent Coupon with respect to the related Observation Date and any previously unpaid Contingent Coupons with respect to any prior Observation Dates.

Scenario 2: The securities are not automatically redeemed prior to maturity, and investors receive principal back at maturity.

This scenario assumes that each Underlying closes at or above its respective Coupon Barrier Level on some but not all of the Observation Dates at least one of the Underlyings closes below its respective Early Redemption Level on every Observation Date. Consequently, the securities are not automatically redeemed, and investors receive the Contingent Coupon (plus any previously unpaid Contingent Coupons from prior Observation Dates) for the Observation Dates on which each Underlying closes at or above its respective Coupon Barrier Level, but not for the Observation Dates on which any Underlying closes below its respective Coupon Barrier Level. On the Valuation Date, each Underlying closes at or above its respective Coupon Barrier Level. Therefore, at maturity, investors will receive the Principal Amount and the Contingent Coupon with respect to the Valuation Date and any previously unpaid Contingent Coupons with respect to the prior Observation Dates.

Scenario 3: The securities are not automatically redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity.

This scenario assumes that each Underlying closes at or above its respective Coupon Barrier Level on some Observation Dates but at least one Underlying closes below its respective Coupon Barrier Level on the others, and at least one Underlying closes below its respective Early Redemption Level on every Observation Date. Consequently, the securities are not automatically redeemed, and investors receive the Contingent Coupon (plus any previously unpaid Contingent Coupons from prior Observation Dates) for Observation Dates on which each Underlying closes at or above its respective Coupon Barrier Level, but not with respect to each Observation Date on which any Underlying closes below its respective Coupon Barrier Level. On the Valuation Date, each Underlying closes below its respective Coupon Barrier Level and Downside Threshold Level. Therefore, investors will receive an amount equal to the Principal Amount multiplied by the Underlying Return of the Worst Performing Underlying at maturity. Under these circumstances, the Redemption Amount will be less than 60% of the Principal Amount and could be zero. No coupon will be paid at maturity in this scenario, and investors will not receive payment for any previously unpaid Contingent Coupons.

April 2020	Page 7

Auto-Callable Contingent Income Securities due March 7, 2023
All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings

Principal at Risk Securities

Apple Inc. Summary

Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Reference Share Issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below. According to its publicly available filings with the SEC, Apple Inc. designs, manufactures and markets mobile communication and media devices and personal computers, and sells a variety of related software, services, accessories, networking solutions and third-party digital content and applications. The common stock of Apple Inc. is listed on the Nasdaq Stock Market. Apple Inc.’s SEC file number is 001-36743 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlying or other securities of the Reference Share Issuer. We have derived all disclosures contained in this pricing supplement regarding the Underlying and the Reference Share Issuer from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuer.

Information as of market close on April 17, 2020:

Bloomberg Ticker Symbol:	AAPL UW <Equity>
Current Closing Level:	$282.80
52 Weeks Ago (on 4/18/2019):	$203.86
52 Week High (on 2/12/2020):	$327.20
52 Week Low (on 6/3/2019):	$173.30

For additional historical information, see “Common Stock of Apple Inc. Historical Performance” below.

Alphabet Inc. Summary

Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Reference Share Issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below. According to its publicly available filings with the SEC, Alphabet Inc. is a public holding company including a collection of businesses such as Google and internet products such as Access, Calico, CapitalG, GV, Nest, Verily, Waymo and X.The Class A common stock of Alphabet Inc. is listed on the Nasdaq Global Select Market. Alphabet Inc.’s SEC file number is 001-37580 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlying or other securities of the Reference Share Issuer. We have derived all disclosures contained in this pricing supplement regarding the Underlying and the Reference Share Issuer from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuer.

Information as of market close on April 17, 2020:

Bloomberg Ticker Symbol:	GOOGL UW <Equity>
Current Closing Level:	$1,279.00
52 Weeks Ago (on 4/18/2019):	$1,241.47
52 Week High (on 2/19/2020):	$1,524.87
52 Week Low (on 6/3/2019):	$1,038.74

For additional historical information, see “Class A Common Stock of Alphabet Inc. Historical Performance” below.

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Principal at Risk Securities

Amazon.com, Inc. Summary

Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Reference Share Issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below. According to its publicly available filings with the SEC, Amazon.com, Inc. is a retail company with online and physical stores offering a variety of products sold by Amazon.com, Inc. and third parties. Amazon.com, Inc. also manufactures and sells electronic devices, including Kindle e-readers, Fire tablets, Fire TVs and Echo devices and develops and produces media content. The common stock of Amazon.com, Inc. is listed on the Nasdaq Global Select Market. Amazon.com, Inc.’s SEC file number is 000-22513 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlying or other securities of the Reference Share Issuer. We have derived all disclosures contained in this pricing supplement regarding the Underlying and the Reference Share Issuer from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuer.

Information as of market close on April 17, 2020:

Bloomberg Ticker Symbol:	AMZN UW <Equity>
Current Closing Level:	$2,375.00
52 Weeks Ago (on 4/18/2019):	$1,861.69
52 Week High (on 4/16/2020):	$2,408.19
52 Week Low (on 3/12/2020):	$1,676.61

For additional historical information, see “Common Stock of Amazon.com, Inc. Historical Performance” below.

April 2020	Page 9

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All Payments on the Securities Subject to the Coupon Barrier and Downside Threshold Features

Based on the Performance of the Worst Performing of Three Underlyings

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether you receive a Contingent Coupon and whether an Early Redemption Event occurs will be determined on each Observation Date and, if the securities are not automatically redeemed, the Redemption Amount will be determined by reference to the Final Level of the Worst Performing Underlying. The actual Initial Level, Coupon Barrier Level, Downside Threshold Level and Early Redemption Level for each Underlying are set forth in “Key Terms” herein. All payments on the securities are subject to the credit risk of Credit Suisse. The numbers in the hypothetical examples may be rounded for ease of analysis. Additionally, see “Selected Risk Considerations —The current levels of the Apple Stock and Alphabet Stock are less than the Initial Level for such Underlying,” herein for more information on how the securities may perform.

The below examples are based on the following terms:

Hypothetical Initial Level of the Underlyings:	Underlying A: $300 Underlying B: $1,300 Underlying C: $2,500
Hypothetical Coupon Barrier Level of the Underlyings:

Underlying A: $180, which is 60% of the hypothetical Initial Level

Underlying B: $780, which is 60% of the hypothetical Initial Level

Underlying C: $1,500, which is 60% of the hypothetical Initial Level

Hypothetical Downside Threshold Level of the Underlyings:

Underlying A: $180, which is 60% of the hypothetical Initial Level

Underlying B: $780, which is 60% of the hypothetical Initial Level

Underlying C: $1,500, which is 60% of the hypothetical Initial Level

Hypothetical Early Redemption Level of the Underlyings:

Underlying A: $300, which is 100% of the hypothetical Initial Level

Underlying B: $1,300, which is 100% of the hypothetical Initial Level

Underlying C: $2,500, which is 100% of the hypothetical Initial Level

Contingent Coupons:

9.75% per annum (corresponding to $0.24375 per period per security)

A Contingent Coupon plus any previously unpaid Contingent Coupons with respect to any prior Observation Dates is paid on each Contingent Coupon Payment Date but only if the closing level of each Underlying is at or above its respective Coupon Barrier Level on the related Observation Date.

Automatic Redemption:	If on any Observation Date scheduled to occur on or after June 2, 2020 (other than the Valuation Date) the closing level of each Underlying is greater than or equal to its Initial Level, the securities will be automatically redeemed for an Automatic Redemption Amount equal to the Principal Amount plus the Contingent Coupon payable on the immediately following Contingent Coupon Payment Date plus any previously unpaid Contingent Coupons from prior Observation Dates.
Redemption Amount (if the securities have not been automatically redeemed):

If the Final Level of the Worst Performing Underlying is greater than or equal to its Downside Threshold Level: the Principal Amount and, because the Final Level of each Underlying is greater than or equal to its respective Coupon Barrier Level, the Contingent Coupon with respect to the Valuation Date plus any previously unpaid Contingent Coupons from prior Observation Dates.

If the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level: (i) the Principal Amount multiplied by (ii) the Underlying Return of the Worst Performing Underlying.

Principal Amount:	$10

In Example 1, the securities are automatically redeemed on one of the Contingent Coupon Payment Dates, and no further payments are made on the securities after they have been automatically redeemed. In Examples 2, 3, and 4, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1 — The closing level of each Underlying is at or above its respective Early Redemption Level on the third Observation Date, but below its respective Early Redemption Level on each prior Observation Date, so the securities are automatically redeemed on the Contingent Coupon Payment Date immediately following the third Observation Date. The closing level of each Underlying is also at or above its respective Coupon Barrier Level on each Observation Date prior to (and excluding) the Observation Date immediately preceding the Automatic Redemption. Therefore, you would receive the Contingent Coupons with respect to those Observation Dates, totaling $0.24375 × 2 = $0.4875. The closing level of each Underlying is greater than or equal to its respective Coupon Barrier Level on the Observation Date immediately preceding the Automatic Redemption. Upon Automatic Redemption, investors receive the Automatic Redemption Amount calculated as $10 + $0.24375 = $10.24375.

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Principal at Risk Securities

The total payment over the 9-month term of the securities is $0.4875 + $10.24375 = $10.73125.

Example 2 — The closing level of each Underlying is below its respective Early Redemption Level on each Observation Date prior to the Valuation Date, so the securities are not automatically redeemed prior to maturity. The closing level of each Underlying is at or above its respective Coupon Barrier Level on every Observation Date including the Valuation Date, and the Final Level of the Worst Performing Underlying is above its Initial Level. Therefore, you would receive (i) the Contingent Coupons with respect to each Observation Date prior to (and excluding) the Valuation Date, totaling $0.24375 × 11 = $2.68125 and (ii) the Redemption Amount calculated as $10 + $0.24375 = $10.24375.

The total payment over the 3-year term of the securities is $2.68125 + $10.24375 = $12.925.

This example illustrates the scenario where you receive a Contingent Coupon on every Contingent Coupon Payment Date throughout the term of the securities and receive your principal back at maturity, resulting in a 9.75% per annum interest rate. Despite the fact that the Final Level of the Worst Performing Underlying is greater than its Initial Level, you will not participate in any appreciation of any Underlying. This is therefore the maximum amount payable over the term of the securities. If the closing level of any Underlying is less than its respective Coupon Barrier Level on the Valuation Date, the effective interest rate on the securities will be less than 9.75% per annum and could be zero. If the securities are automatically redeemed prior to maturity, you will receive no more Contingent Coupons, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

Example 3 — The closing level of each Underlying is below its respective Early Redemption Level on each Observation Date prior to the Valuation Date, so the securities are not automatically redeemed prior to maturity. The closing level of each Underlying is at or above its respective Coupon Barrier Level on two of the Observation Dates and the closing levels of one or more Underlyings are below their respective Coupon Barrier Levels on each remaining Observation Date prior to the Valuation Date. The Final Level of the Worst Performing Underlying is above its Downside Threshold Level, and the Final Level of each Underlying is at or above its respective Coupon Barrier Level on the Valuation Date. In this scenario, you receive a Redemption Amount equal to the Principal Amount and the Contingent Coupon with respect to the Valuation Date plus all previously unpaid Contingent Coupons from prior Observation Dates prior to the Valuation Date. Therefore, you would receive (i) the Contingent Coupons with respect to the two Observation Dates, totaling $0.24375 × 2 = $0.4875, (ii) the previously unpaid Contingent Coupons, totaling $0.24375 x 9 = $2.19375 and (iii) the Redemption Amount calculated as $10 + $0.24375 = $10.24375.

The total payment over the 3-year term of the securities is $0.4875 + $2.19375 + $10.24375 = $12.925

This example illustrates the scenario where you receive a Contingent Coupon on the first and second Observation Dates and at maturity you receive your principal amount plus the final Contingent Coupon and all prior unpaid coupons, resulting in a 9.75% per annum interest rate over the term of the securities. If the closing level of each Underlying is above its respective Coupon Barrier Level on the Valuation Date, the effective interest rate on the securities will be 9.75% per annum.

If a Contingent Coupon is not paid on any Contingent Coupon Payment Date (because the closing level of any Underlying is less than its respective Coupon Barrier Level on the related Observation Date), such unpaid Contingent Coupon will be paid on a later Contingent Coupon Payment Date but only if the closing level of each Underlying on such later Observation Date is greater than or equal to its respective Coupon Barrier Level; provided, however, in the case of any such payment of a previously unpaid Contingent Coupon, that no additional interest shall accrue or be payable in respect of such unpaid Contingent Coupon from and after the end of the original interest period for such unpaid Contingent Coupon. You will not receive such unpaid Contingent Coupons if the closing level of any Underlying is less than its respective Coupon Barrier Level on each Observation Date. If the closing level of any Underlying is less than its respective Coupon Barrier Level on each Observation Date, you will not receive any Contingent Coupons for the entire term of the securities.

Example 4 — The closing level of each Underlying is below its respective Early Redemption Level on each Observation Date prior to the Valuation Date, so the securities are not automatically redeemed prior to maturity. The closing levels of one or more Underlyings are below their respective Coupon Barrier Levels on all of the Observation Dates, and the Final Level of the Worst Performing Underlying (which is Underlying C) is $80, which is below its Downside Threshold Level. Therefore, you would receive no Contingent Coupons, and the Redemption Amount would be calculated as $10 × $80 / $200 = $4.

The total payment over the 3-year term of the securities is $0 + $4 = $4.

If the securities are not automatically redeemed prior to maturity and the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, you will lose a significant portion or all of your investment in the securities.

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Principal at Risk Securities

Selected Risk Considerations

This section describes the most significant risks relating to the securities. For a complete list of risk factors, please see any accompanying product supplement, prospectus and prospectus supplement. Investors should consult their financial and legal advisers as to the risks entailed by an investment in the securities and the suitability of the securities in light of their particular circumstances.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not automatically been redeemed prior to maturity and the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, you will be fully exposed to the decline in the Worst Performing Underlying over the term of the securities, and you will receive for each security that you hold at maturity an amount of cash that is significantly less than the Principal Amount, in proportion to the decline in the level of the Worst Performing Underlying from its Initial Level to its Final Level. Under this scenario, the value of any such payment will be less than 60% of the Principal Amount and could be zero. You may lose up to your entire initial investment in the securities. Any payment on the securities is subject to our ability to pay our obligations as they become due.

▪	The current levels of the Apple Stock and Alphabet Stock are less than the Initial Level for such Underlying. On April 17, 2020, the closing level of each Underlying was as follows:

•	Apple Stock: $282.80

•	Alphabet Stock: $1,279.00

•	Amazon Stock: $2,375.00

Although the Downside Threshold Levels and Coupon Barrier Levels are 60% of the respective Initial Level of each Underlying, the Downside Threshold Level and Coupon Barrier Level of the Apple Stock and Alphabet Stock represent a greater percentage of the current level of such Underlying. This means that a smaller percentage decline in the level of the Apple Stock or Alphabet Stock from such Underlying’s current value than the percentage decline would be from such Underlying’s Initial Level will result in no Contingent Coupon being paid on a Contingent Coupon Payment Date and/or the Final Level of one or both of the Apple Stock or Alphabet Stock being less than its Downside Threshold Level.

As of April 17, 2020, the closing level of the Apple Stock was approximately 94.64% of its Initial Level and the closing level of the Alphabet stock was approximately 92.26% of its Initial Level. As a result, as of the close of trading on April 17, 2020, the Apple Stock will only have to decline by more than $103.51 (approximately 36.60% of the closing level on April 17, 2020) to fall below its Coupon Barrier Level and Downside Threshold Level and the Alphabet Stock will only have to decline by more than $447.21 (approximately 34.97% of the closing level on April 17, 2020) to fall below its Coupon Barrier Level and Downside Threshold Level.

▪	Regardless of the amount of any payment you receive on the securities, your actual yield may be different in real value terms. Inflation may cause the real value of any payment you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

▪	The securities will not pay more than the Principal Amount plus Contingent Coupons, if any. The securities will not pay more than the Principal Amount plus Contingent Coupons, if any, and all prior unpaid contingent coupons that have not been paid because a Coupon Barrier Event occurred on the Observation Dates related to such unpaid contingent coupons, if any, regardless of the performance of any Underlying. Even if the Final Level of each Underlying is greater than its respective Initial Level, you will not participate in the appreciation of any Underlying. Therefore, the maximum amount payable with respect to the securities (excluding Contingent Coupons, if any) is the Principal Amount. This payment will not be increased to include reimbursement for any discounts or commissions and hedging and other transaction costs, even upon an Automatic Redemption.

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Principal at Risk Securities

▪	The securities do not provide regular fixed interest payments. Unlike conventional debt securities, the securities do not provide for regular fixed interest payments. You will receive a Contingent Coupon with respect to a Contingent Coupon Payment Date but only if the closing level of each Underlying on the related Observation Date is greater than or equal to its respective Coupon Barrier Level. If the closing level of any Underlying is lower than its respective Coupon Barrier Level on the relevant Observation Date, we will pay no coupon on the applicable Contingent Coupon Payment Date. However, if a Contingent Coupon is not paid on any Coupon Payment Date because the closing level of any Underlying is less than its respective Coupon Barrier Level on the related Observation Date, such unpaid Contingent Coupon will be paid on a later Contingent Coupon Payment Date but only if the closing level of each Underlying on such later Observation Date is greater than or equal to its Contingent Coupon Barrier Level. Therefore, you will not receive such unpaid Contingent Coupon if the closing level of any Underlying is less than its respective Contingent Coupon Barrier Level on each subsequent Observation Date.

It is possible that the closing level of at least one Underlying will be less than its respective Coupon Barrier Level on most or all of the Observation Dates throughout the entire term of the securities so that you will receive few or no Contingent Coupons. Thus, the securities are not a suitable investment for investors who require regular fixed income payments, since the number of Contingent Coupons is variable and may be zero.

In addition, if rates generally increase over the term of the securities, it is more likely that the Contingent Coupon, if any, could be less than the yield one might receive based on market rates at that time. This would have the further effect of decreasing the value of your securities both nominally in terms of below-market coupons and in real value terms. Furthermore, it is possible that you will not receive some or all of the Contingent Coupons over the term of the securities, and still lose your principal amount. Even if you do receive some or all of your principal amount at maturity, you will not be compensated for the time value of money. These securities are not short-term investments, so you should carefully consider these risks before investing.

▪	Contingent Coupons, if any, are paid on a periodic basis and are based solely on the closing levels of the Underlyings on the specified Observation Dates. Whether the Contingent Coupon will be paid with respect to an Observation Date will be based on the closing levels of the Underlyings on such date. As a result, you will not know whether you will receive the Contingent Coupon until near the end of the relevant period. Moreover, because the Contingent Coupon is based solely on the closing levels of the Underlyings on a specific Observation Date, if the closing level of an Underlying is less than its Coupon Barrier Level on an Observation Date, you will not receive any Contingent Coupon with respect to such Observation Date, even if the closing level of such Underlying was higher on other days during the relevant period.

▪	More favorable terms to you are generally associated with an Underlying with greater expected volatility and therefore can indicate a greater risk of loss. “Volatility” refers to the frequency and magnitude of changes in the level of an Underlying. The greater the expected volatility with respect to an Underlying on the Trade Date, the higher the expectation as of the Trade Date that the closing level of such Underlying could be less than its (i) Coupon Barrier Level on any Observation Date or (ii) Downside Threshold Level on the Valuation Date, indicating a higher expected risk of loss on the securities. This greater expected risk will generally be reflected in a higher Contingent Coupon than the yield payable on our conventional debt securities with a similar maturity, or in more favorable terms (such as lower Coupon Barrier Levels or Downside Threshold Levels) than for similar securities linked to the performance of an Underlying with a lower expected volatility as of the Trade Date. You should therefore understand that a relatively higher Contingent Coupon may indicate an increased risk of loss. Further, relatively lower Coupon Barrier Levels or Downside Threshold Levels may not necessarily indicate that you will receive a Contingent Coupon on any Contingent Coupon Payment Date or that the securities have a greater likelihood of a return of principal at maturity. The volatility of any Underlying can change significantly over the term of the securities. The levels of the Underlyings for your securities could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Underlyings and the potential to lose a significant amount of your principal at maturity.

▪	The securities are subject to a potential Automatic Redemption, which exposes you to reinvestment risk. The securities are subject to a potential Automatic Redemption. If the securities are automatically redeemed prior to the Maturity Date, you may be unable to invest in other securities with a similar level of risk that provide you with the opportunity to be paid the same coupons as the securities.

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Principal at Risk Securities

▪	The securities are subject to a potential Automatic Redemption, which would limit your opportunity to be paid Contingent Coupons over the full term of the securities. The securities are subject to a potential Automatic Redemption. If an Early Redemption Event occurs, the securities will be automatically redeemed and you will receive a cash payment equal to the principal amount of the securities you hold, the Contingent Coupon payable on the immediately following Contingent Coupon Payment Date and all prior unpaid Contingent Coupons that have not been paid because a Coupon Barrier Event occurred on the Observation Dates related to such unpaid Contingent Coupons, if any, and no further payments will be made with respect to the securities. In this case, you will lose the opportunity to continue to be paid Contingent Coupons from the Automatic Redemption Date to the scheduled Maturity Date.

▪	Investors will not participate in any appreciation in the level of any of the Underlyings. Investors will not participate in any appreciation in the level of each Underlying from its Initial Level, and the return on the securities will be limited to the Contingent Coupons, if any, that are paid with respect to each Observation Date on which the closing level of each Underlying is greater than or equal to its respective Coupon Barrier Level, plus any previously unpaid Contingent Coupons from prior Observation Dates, until the securities are automatically redeemed or reach maturity. It is possible that the closing levels of one or more Underlyings could be below their respective Coupon Barrier Levels on most or all of the Observation Dates so that you will receive few or no Contingent Coupons. If you do not earn sufficient Contingent Coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	You will be subject to risks relating to the relationship between the Underlyings. The securities are linked to the individual performance of each Underlying. As such, the securities will perform poorly if only one of the Underlyings performs poorly. For example, if one Underlying appreciates from its Initial Level to its Final Level, but the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, you will be exposed to the depreciation of the Worst Performing Underlying and you will not benefit from the performance of any other Underlying. Each additional Underlying to which the securities are linked increases the risk that the securities will perform poorly. By investing in the securities, you assume the risk that (i) the Final Level of at least one of the Underlyings is less than its Downside Threshold Level and (ii) the closing level of at least one of the Underlyings is less than its respective Coupon Barrier Level on at least one or more Observation Dates and any subsequent Observation Dates, regardless of the performance of any other Underlying. Because payments on the securities are based on the performance of each Underlying, a decline beyond the respective Coupon Barrier Level and respective Downside Threshold Level, as applicable, of any Underlying will result in few or no Contingent Coupons and a significant loss of your investment, as applicable, even if any other Underlying has appreciated or has not declined as much.

It is impossible to predict the relationship between the Underlyings. If the performances of the Underlyings exhibit no relationship to each other, it is more likely that one of the Underlyings will cause the securities to perform poorly. However, if the Reference Share Issuers’ businesses tend to be related such that the performances of the Underlyings are correlated, then there is less likelihood that only one Underlying will cause the securities to perform poorly. Furthermore, to the extent that each Underlying represents a different market segment or market sector, the risk of one Underlying performing poorly is greater. As a result, you are not only taking market risk on each Reference Share Issuer and its businesses, you are also taking a risk relating to the relationship between each Reference Share Issuer and Underlying to others.

▪	The securities are subject to the credit risk of Credit Suisse. Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

▪	No affiliation with the Reference Share Issuers. We are not affiliated with the Reference Share Issuers. You should make your own investigation into the Underlyings and the Reference Share Issuers. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of any publicly available documents or made any due diligence inquiry with respect to the Reference Share Issuers.

▪	Hedging and trading activity. We, any dealer or any of our or their respective affiliates may carry out hedging activities related to the securities, including in the Underlyings or instruments related to the Underlyings. We, any dealer or our or their respective affiliates may also trade in the Underlyings or instruments related to the Underlyings from time to time. Any of these hedging or trading activities on or prior to the Trade Date and during the term of the securities could adversely affect our payment to you at maturity.

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Principal at Risk Securities

▪	The estimated value of the securities on the Trade Date is equal to the Price to Public. The initial estimated value of your securities on the Trade Date (as determined by reference to our pricing models and our internal funding rate) is equal to the original Price to Public. The Price to Public of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the Trade Date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using mid-market pricing. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

▪	Effect of interest rate in structuring the securities. The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the Trade Date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “—Secondary Market Prices” below.

▪	Secondary market prices. If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the Price to Public and the estimated value of the securities on the Trade Date. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your securities could be more favorable than what other dealers might bid because, assuming all else equal, we use the lower internal funding rate to price the securities and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the Trade Date, the secondary market price of your securities will be lower than the Price to Public because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs that were included in the Price to Public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately three months.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

▪	Credit Suisse is subject to Swiss regulation. As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more

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extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

▪	Lack of liquidity. The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

▪	Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. For instance, as calculation agent, Credit Suisse International will determine the Initial Level, the Coupon Barrier Level, the Downside Threshold Level and the Early Redemption Level for each Underlying, whether you receive a Contingent Coupon on each Contingent Coupon Payment Date and the Redemption Amount, if any. Moreover, certain determinations made by Credit Suisse International, in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor underlying or calculation of the closing level in the event of a market disruption event or discontinuance of an Underlying. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. In addition, hedging activities by us or our affiliates on or prior to the Trade Date could potentially increase the Initial Levels of the Underlyings, and therefore, could increase the Coupon Barrier Levels, which are the respective levels at or above which each Underlying must close in order for you to receive a Contingent Coupon, and the Downside Threshold Levels, which are the respective levels at or above which each Underlying must close so that you are not exposed to the negative performance of the Worst Performing Underlying on the Valuation Date. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

We and/or our affiliates may also currently or from time to time engage in business with the Reference Share Issuers, including extending loans to, or making equity investments in, the Reference Share Issuers or providing advisory services to the Reference Share Issuers. In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Share Issuers and these reports may or may not recommend that investors buy or hold shares of the Underlyings. As a prospective purchaser of the securities, you should undertake an independent investigation of the Reference Share Issuers that in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

▪	Unpredictable economic and market factors will affect the value of the securities. The payout on the securities can be replicated using a combination of the components described in “The estimated value of the securities on the Trade Date is equal to the Price to Public.” Therefore, in addition to the levels of any Underlying, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

o       the expected and actual volatility of the Underlyings;

o       the expected and actual correlation, if any, between the Underlyings;

o       the time to maturity of the securities;

o        the dividend rate on the Underlyings;

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o       interest and yield rates in the market generally;

o       investors’ expectations with respect to the rate of inflation;

o       events affecting companies engaged in the respective industries of the Reference Share Issuers;

o       geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the Reference Share Issuers or markets generally and which may affect the levels of the Underlyings; and

o       our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

▪	No ownership rights in the Underlyings. Your return on the securities will not reflect the return you would realize if you actually owned shares of the Underlyings. The return on your investment is not the same as the total return based on a purchase of shares of the Underlyings. For example, as a holder of the securities, you will not have any ownership interest or rights in the Underlyings, such as voting rights or dividend payments. In addition, the issuer of the Underlyings will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the Underlyings and therefore, the value of the securities.

▪	Anti-dilution protection is limited. The calculation agent will make anti-dilution adjustments for certain events affecting the Underlyings. However, an adjustment will not be required in response to all events that could affect the Underlyings. If an event occurs that does not require the calculation agent to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the securities may be materially and adversely affected. See “Description of the Securities—Adjustments—For equity securities of a reference share issuer” in any accompanying product supplement.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on any calculation date, as defined in any accompanying product supplement) could adversely affect the value of the Underlyings and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in any accompanying product supplement.

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Common Stock of Apple Inc. Historical Performance

The following graph sets forth the daily closing levels of the common stock of Apple Inc. for the period from January 2, 2015 through April 17, 2020. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the common stock of Apple Inc. for each quarter in the same period. The closing level on April 17, 2020 was $282.80. The Initial Level of the Underlying was set on the Strike Date and is as set forth under “Key Terms” on the cover of this pricing supplement. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the common stock of Apple Inc. should not be taken as an indication of future performance, and no assurance can be given as to the level of the common stock of Apple Inc. on any Observation Date.

Common Stock of Apple Inc. Daily Closing Levels January 2, 2015 to April 17, 2020

* The solid green line in the graph indicates the Coupon Barrier Level and Downside Threshold Level.

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Common Stock of Apple Inc.	High	Low	Period End
2015
First Quarter	$133.00	$105.99	$124.43
Second Quarter	$132.65	$124.25	$125.43
Third Quarter	$132.07	$103.12	$110.30
Fourth Quarter	$122.57	$105.26	$105.26
2016
First Quarter	$109.56	$93.42	$108.99
Second Quarter	$112.10	$90.34	$95.60
Third Quarter	$115.57	$94.99	$113.05
Fourth Quarter	$118.25	$105.71	$115.82
2017
First Quarter	$144.12	$116.02	$143.66
Second Quarter	$156.10	$140.68	$144.02
Third Quarter	$164.05	$142.73	$154.12
Fourth Quarter	$176.42	$153.48	$169.23
2018
First Quarter	$181.72	$155.15	$167.78
Second Quarter	$193.98	$162.32	$185.11
Third Quarter	$228.36	$183.92	$225.74
Fourth Quarter	$232.07	$146.83	$157.74
2019
First Quarter	$195.09	$142.19	$189.95
Second Quarter	$211.75	$173.30	$197.92
Third Quarter	$223.97	$193.34	$223.97
Fourth Quarter	$293.65	$218.96	$293.65
2020
First Quarter	$327.20	$224.37	$254.29
Second Quarter (through April 17, 2020)	$287.05	$240.91	$282.80

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Class A Common Stock of Alphabet Inc. Historical Performance

The following graph sets forth the daily closing levels of the Class A common stock of Alphabet Inc. for the period from January 2, 2015 through April 17, 2020. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Class A common stock of Alphabet Inc. for each quarter in the same period. The closing level on April 17, 2020 was $1,279.00. The Initial Level of the Underlying was set on the Strike Date and is as set forth under “Key Terms” on the cover of this pricing supplement. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the Class A common stock of Alphabet Inc. should not be taken as an indication of future performance, and no assurance can be given as to the level of the Class A common stock of Alphabet Inc. on any Observation Date.

Class A Common Stock of Alphabet Inc. Daily Closing Levels January 2, 2015 to April 17, 2020

* The solid green line in the graph indicates the Coupon Barrier Level and Downside Threshold Level.

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Class A Common Stock of Alphabet Inc.	High	Low	Period End
2015
First Quarter	$581.46	$497.06	$554.70
Second Quarter	$573.66	$532.74	$540.04
Third Quarter	$699.62	$541.70	$638.37
Fourth Quarter	$793.96	$642	$778.01
2016
First Quarter	$780.91	$701.02	$762.90
Second Quarter	$787.68	$681.14	$703.53
Third Quarter	$815.95	$704.89	$804.06
Fourth Quarter	$835.74	$753.22	$792.45
2017
First Quarter	$872.37	$807.77	$847.80
Second Quarter	$1,004.28	$839.88	$929.68
Third Quarter	$998.31	$919.46	$973.72
Fourth Quarter	$1,085.09	$966.78	$1,053.40
2018
First Quarter	$1,187.56	$1,005.18	$1037.14
Second Quarter	$1,184.07	$1,009.95	$1129.19
Third Quarter	$1,285.50	$1,116.28	$1207.08
Fourth Quarter	$1,211.53	$984.67	$1044.96
2019
First Quarter	$1,236.13	$1,025.47	$1,176.89
Second Quarter	$1,296.20	$1,038.74	$1,082.80
Third Quarter	$1,245.94	$1,100	$1,221.14
Fourth Quarter	$1,362.47	$1,177.92	$1,339.39
2020
First Quarter	$1,524.87	$1,054.13	$1,161.95
Second Quarter (through April 17, 2020)	$1,279.00	$1,092.70	$1,279.00

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Common Stock of Amazon.com, Inc. Historical Performance

The following graph sets forth the daily closing levels of the common stock of Amazon.com, Inc. for the period from January 2, 2015 through April 17, 2020. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the common stock of Amazon.com, Inc. for each quarter in the same period. The closing level on April 17, 2020 was $2,375.00. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The Initial Level of the Underlying was set on the Strike Date and is as set forth under “Key Terms” on the cover of this pricing supplement. The historical values of the common stock of Amazon.com, Inc. should not be taken as an indication of future performance, and no assurance can be given as to the level of the common stock of Amazon.com, Inc. on any Observation Date.

Common Stock of Amazon.com, Inc. Daily Closing Levels January 2, 2015 to April 17, 2020

* The solid green line in the graph indicates the Coupon Barrier Level and Downside Threshold Level.

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Common Stock of Amazon.com, Inc.	High	Low	Period End
2015
First Quarter	$387.83	$286.95	$372.10
Second Quarter	$445.99	$370.26	$434.09
Third Quarter	$548.39	$429.70	$511.89
Fourth Quarter	$693.97	$520.72	$675.89
2016
First Quarter	$636.99	$482.07	$593.64
Second Quarter	$728.24	$586.14	$715.62
Third Quarter	$837.31	$725.68	$837.31
Fourth Quarter	$844.36	$719.07	$749.87
2017
First Quarter	$886.54	$753.67	$886.54
Second Quarter	$1,011.34	$884.67	$968.00
Third Quarter	$1,052.80	$938.60	$961.35
Fourth Quarter	$1,195.83	$957.10	$1,169.47
2018
First Quarter	$1,598.39	$1,189.01	$1,447.34
Second Quarter	$1,750.08	$1,371.99	$1,699.80
Third Quarter	$2,039.51	$1,693.96	$2,003.00
Fourth Quarter	$2,004.36	$1,343.96	$1,501.97
2019
First Quarter	$1,819.26	$1,500.28	$1,780.75
Second Quarter	$1,962.46	$1,692.69	$1,893.63
Third Quarter	$2,020.99	$1,725.45	$1,735.91
Fourth Quarter	$1,869.80	$1,705.51	$1,847.84
2020
First Quarter	$2,170.22	$1,676.61	$1,949.72
Second Quarter (through April 17, 2020)	$2,408.19	$1,906.59	$2,375.00

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United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “Material United States Federal Income Tax Considerations.”

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, it is reasonable under current law to treat the securities for U.S. federal income tax purposes as prepaid financial contracts with associated coupons that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. However, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible that could materially affect the timing and character of income or loss you recognize on the securities.

This discussion assumes that the holder is treated for U.S. federal income tax purposes as acquiring the securities for cash at their stated issue price and at their stated Settlement Date. If you are a holder who acquires or are treated as acquiring the securities in exchange for other property, you should consult your tax advisor regarding the consequences of investing in the securities. The discussion herein does not address the consequences to a holder that acquires the securities as part of a wash sale within the meaning of Section 1091 of the Internal Revenue Code.

Assuming this treatment of the securities is respected and subject to the discussion in “Material United States Federal Income Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	Any coupons paid on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the securities might be determined to be contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, might be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. The U.S. federal income tax treatment of the coupons is unclear. Except as provided below and in the accompanying product supplement under “Material United States Federal Income Tax Considerations—Securities Held Through Foreign Entities” and “Material United States Federal Income Tax Considerations—Non-U.S. Holders Generally—Substitute Dividend and Dividend Equivalent Payments,” we currently do not intend to treat coupons paid to a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities as subject to U.S. federal withholding tax, provided that the Non-U.S. Holder complies with applicable certification requirements. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold at a rate of up to 30% on such payments.

Moreover, as discussed under “Material United States Federal Income Tax Considerations—Non-U.S. Holders Generally—Substitute Dividend and Dividend Equivalent Payments” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued prior to January 1, 2023 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m).

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A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

FATCA.  You should review the section entitled “Material United States Federal Income Tax Considerations—Securities Held Through Foreign Entities” in the accompanying product supplement regarding withholding rules under the “FATCA” regime. The discussion in that section is hereby modified to reflect regulations proposed by the U.S. Treasury Department indicating an intent to eliminate the requirement under FATCA of withholding on gross proceeds of the disposition of affected financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.

You should read the section entitled “Material United States Federal Income Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Supplemental Plan of Distribution

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased.

CSSU will offer the securities at the offering price set forth on the cover page of this pricing supplement and will not receive any discounts and commissions in connection with the distribution of the securities. MSSB and its financial advisors will not receive any discounts and commissions in connection with the distribution of the securities. CSSU may re-allow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

An affiliate of Credit Suisse has paid or may pay in the future a fixed amount to broker-dealers in connection with the costs of implementing systems to support these securities.

We expect to deliver the securities against payment for the securities on the Settlement Date indicated herein, which may be a date that is greater than two business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than two business days after the Trade Date, purchasers who wish to transact in the securities more than two business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The agent for this offering, CSSU, is our affiliate. In accordance with FINRA Rule 5121, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities.

For further information, please refer to “Underwriting (Conflicts of Interest)” in any accompanying product supplement.

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Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as United States counsel to Credit Suisse, when the securities offered by this pricing supplement have been executed and issued by Credit Suisse and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities will be valid and binding obligations of Credit Suisse, enforceable against Credit Suisse in accordance with their terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, (ii) possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights and (iii) concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities. Insofar as this opinion involves matters governed by Swiss law, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of Homburger AG, dated January 21, 2020 and filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on January 21, 2020. The opinion of Davis Polk & Wardwell LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Homburger AG. In addition, the opinion of Davis Polk & Wardwell LLP is subject to customary assumptions about the establishment of the terms of the securities, the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities, and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated January 21, 2020, which was filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on January 21, 2020. Davis Polk & Wardwell LLP expresses no opinion as to waivers of objections to venue, the subject matter or personal jurisdiction of a United States federal court or the effectiveness of service of process other than in accordance with applicable law. In addition, such counsel notes that the enforceability in the United States of Section 10.08(c) of the indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.

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